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                            GENESCO INC.                              EXHIBIT 11
                            AND CONSOLIDATED SUBSIDIARIES
                            Earnings Per Common and
                            Common Share Equivalent
                            Three Months Ended April 30

                                                                     1996                       1995
                                                            ---------------------      ----------------------
IN THOUSANDS                                                EARNINGS       SHARES      EARNINGS        SHARES
- -------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE
 Earnings (loss) before discontinued operations             $    966                   $(13,331)
 Preferred dividend requirements                            $     75                   $     75
- -------------------------------------------------------------------------------------------------------------
 Earnings (loss) before discontinued operations
   applicable to common stock and average
   common shares outstanding                                $    891       24,410      $(13,406)       24,344
 Employees preferred and stock options
   deemed to be a common stock equivalent                                     642                         -0-
- -------------------------------------------------------------------------------------------------------------
Totals before discontinued operations                       $    891       25,052      $(13,406)       24,344
PER SHARE                                                   $    .04                   $   (.55)
=============================================================================================================
 Net earnings (loss)                                        $    966                   $   (678)
 Preferred dividend requirements                            $     75                   $     75
- -------------------------------------------------------------------------------------------------------------
 Net earnings (loss) applicable to common stock
   and average common shares outstanding                    $    891       24,410      $   (753)       24,344
 Employees preferred and stock options
   deemed to be a common stock equivalent                                     642                         -0-
- -------------------------------------------------------------------------------------------------------------
Total net earnings (loss)                                   $    891       25,052      $   (753)       24,344
PER SHARE                                                   $    .04                   $   (.03)
=============================================================================================================
FULLY DILUTED EARNINGS (LOSS) PER SHARE
 Earnings (loss) before discontinued operations
   applicable to common stock and average
   common shares outstanding                                $    891       25,052      $(13,406)       24,344
 Senior securities the conversion of which
   would dilute earnings per share                                            141                         -0-
- -------------------------------------------------------------------------------------------------------------
Totals before discontinued operations                       $    891       25,193      $(13,406)       24,344
PER SHARE                                                   $    .04                   $   (.55)
=============================================================================================================
 Net earnings (loss) applicable to common stock
   and average common shares outstanding                    $    891       25,052      $   (753)       24,344
 Senior securities the conversion of which
   would dilute earnings per share                                            141                         -0-
- -------------------------------------------------------------------------------------------------------------
TOTAL NET EARNINGS (LOSS)                                   $    891       25,193      $   (753)       24,344
PER SHARE                                                   $    .04                   $   (.03)
=============================================================================================================


All figures in thousands except amount per share.




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